Exhibit 99.1

iMedia Brands, Inc. Reports First Quarter 2022 Results

Q1 Net Sales were $155 Million, a 37% Increase Over the Prior Year Period

MINNEAPOLIS, MN – May 24, 2022 – iMedia Brands, Inc. (“iMedia”) (NASDAQ: IMBI, IMBIL) today announced results for the first quarter ended April 30, 2022.

“We are off to good start this year,” said Tim Peterman, CEO of iMedia. “Our top three fiscal 2022 priorities continue to be to deliver positive earnings per share in the fourth quarter, strengthen our balance sheet, and capitalize on the convergence of entertainment, advertising and ecommerce.”

First Quarter 2022 Consolidated Highlights:

•	Net sales were $155 million, a 37% increase over the prior year period.

•	Gross margin was 39.7%, a 96 basis-point decline from the prior year period.

•	Net loss was $11.9 million or $(0.55) per common share, compared to $3.2 million or $(0.21) per common share in the prior year period. The Q1 2022 net loss included $2.5 million of transaction, settlement, and integration costs, compared to $.7 million of similar costs in the prior year period.

•	Adjusted EBITDA was $9.2 million, a 13% increase over the prior-year period.

•	Total 12-month rolling active customer count, as of April 30, 2022, grew by 48% compared to the prior-year period, driven by the continued strong customer growth from Christopher & Banks and from the addition of the 1-2-3.tv customer file.

Consolidated First Quarter 2022 Results (dollars in millions except EPS):

	For the Three-Month Period Ended
	April 30, 2022	May 1, 2021	Change
Net Sales	$154.5	$113.2	37%
Gross Margin %	39.7%	40.6%	(96	)bps
Net loss attributable to non-controlling interest	$(0.3)	$(0.2)	(113)%
Net loss attributable to shareholders	$(11.9)	$(3.2)	(269)%
EPS	$(0.55)	$(0.21)	(162)%
Adjusted EBITDA	$9.2	$8.1	13%

Segment First Quarter 2022 Highlights (dollars in millions):

	For the Three-Month Period Ended				For the Three-Month Period Ended
	April 30, 2022				May 1, 2021
			Media				Media
		Consumer	Commerce			Consumer	Commerce
	Entertainment	Brands	Services	Consolidated	Entertainment	Brands	Services	Consolidated
Net Sales	$130.6	12.7	11.2	$154.5	$106.5	5.1	1.6	$113.2
Gross Profit	$52.2	5.8	3.3	$61.3	$43.0	2.3	0.7	$46.0
Operating Income (Loss)	$(9.1)	1.8	0.8	$(6.5)	$(1.5)	(0.7)	0.1	$(2.1)
Adjusted EBITDA	$4.8	2.5	1.9	$9.2	$7.6	0.3	0.2	$8.1

Entertainment & Consumer Brands Segments’ First Quarter 2022 Key Operating Metrics:

Entertainment + Consumer Brands
	For the Three-Month Period Ended
	April 30,	May 1,
Description	2022(a)	2021	Change
Net Units (000s)	3,481	1,540	126%
Average Selling Price (ASP)	$37	$65	(43)%
Return Rate %	17.3%	16.8%	47	bps
Total Customers - 12 Month Rolling (000s)	1,584	1,072	48%

Entertainment + Consumer Brands
	For the Three-Month Period Ended
	April 30,	May 1,
% of Net Merchandise Sales by Category	2022(a)	2021	Change
Jewelry & Watches	38%	43%	(545	)bps
Home & Consumer Electronics	18%	14%	450	bps
Beauty & Health	20%	25%	(519	)bps
Fashion & Accessories	24%	18%	614	bps
Total	100%	100%

(a)	For the three-month periods ended April 30, 2022 and May 1, 2021, period-over-period comparison of the key operating metrics above are impacted by the addition of 1-2-3.tv in the period ended April 30, 2022, particularly the ASP metric because 1-2-3.tv’s ASP is below $25.

Liquidity and Capital Resources:

As of April 30, 2022, total unrestricted cash was $12.0 million. iMedia also had an additional $6.2 million of borrowing capacity available under its revolving credit facility.

Outlook:

For the second quarter of our fiscal year ending January 29, 2023 (“Fiscal 2022”), we anticipate reporting net sales of approximately $158 million, which is approximately 40% growth over the same prior year period. We anticipate reporting adjusted EBITDA of approximately $10 million, which is approximately a 11% increase over the same prior year period.

For Fiscal 2022, we reiterate our previously provided guidance. We anticipate reporting revenue of approximately $675 to $725 million, adjusted EBITDA of approximately $50 to $60 million and we anticipate reporting positive quarterly earnings per share beginning in the back half of Fiscal 2022, specifically in the fourth quarter.

A reconciliation of adjusted EBITDA is not available on a forward-looking basis without unreasonable efforts because we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant items, including mergers and acquisitions, other transactions, settlements, integration activities, customer concessions, restructuring activities, and certain tax related events. These items are uncertain, depend on various factors and could have a material impact on earnings and cash flow measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for the applicable future period.

Conference Call:

Q1 2022 Earnings Conference Call: Our Q1 earnings conference call and webcast is scheduled for Tuesday, May 24, at 8:30 a.m. Eastern time to discuss our financial results for the first quarter ended April 30, 2022.

●	Date: Tuesday, May 24, 2022

●	Time: 8:30 a.m. Eastern time (7:30 a.m. Central time)

●	U.S. dial-in number: 1-877-407-9039

●	International dial-in number: 1-201-689-8470

●	Conference ID: 1372 9848

●	Webcast link: iMedia Brands 1Q earnings webcast

The conference call and webcast will be broadcast live and available for replay via the investor relations section of the iMedia Brands website at www.imediabrands.com. A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through June 7, 2022.

●	Toll-free replay number: 1-844-512-2921

●	International replay number: 1-412-317-6671

●	Replay ID: 1372 9848

About iMedia Brands, Inc.

iMedia Brands, Inc. is a leading interactive media company capitalizing on the convergence of entertainment, ecommerce, and advertising. The company owns a growing, global portfolio of entertainment, consumer brands and media commerce services businesses that cross promote and exchange data with each other to optimize their consumer engagement experiences and to position the company as the leading single-source partner to television advertisers and consumer brands seeking to entertain and transact with customers. iMedia's common stock is traded on the NASDAQ Global Market stock exchange under the ticker IMBI. iMedia's 8.5% bonds are also publicly traded on the NASDAQ Global Market under the ticker IMBIL and pay holders 8.5% interest quarterly in arrears on March 31, June 30, September 30, and December 31.

Investors:

Ken Cooper

kcooper@imediabrands.com

(952) 943-6119

Media:

press@imediabrands.com

(952) 943-6125

iMEDIA BRANDS INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	April 30,	January 29,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$12,049	$11,295
Restricted Cash	1,893	1,893
Accounts receivable, net	76,166	78,947
Inventories	115,300	116,256
Current portion of television broadcast rights, net	24,723	27,521
Prepaid expenses and other	21,484	18,340
Total current assets	251,615	254,252
Property and equipment, net	47,405	48,225
Television broadcast rights, net	69,698	74,821
Goodwill	93,158	99,050
Intangible assets, net	28,725	27,940
Other assets	17,457	18,359
TOTAL ASSETS	$508,058	$522,647
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,666	$89,046
Accrued liabilities	43,577	44,388
Current portion of television broadcast rights obligations	31,868	31,921
Current portion of long-term debt	14,400	14,031
Current portion of operating lease liabilities	1,764	2,331
Deferred revenue	633	427
Total current liabilities	177,908	182,144
Long term broadcast rights liability	77,114	81,268
Long-term debt, net	185,241	176,432
Long-term operating lease liabilities	4,877	5,169
Deferred tax liability	5,484	5,285
Other long term liabilities	3,787	2,986
Total liabilities	454,411	453,284
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 per share par value, 400,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 per share par value, 29,600,000 shares authorized as of April 30, 2022 and January 29, 2022; 21,804,017 and 21,571,387 shares issued and outstanding as of April 30, 2022 and January 29, 2022	218	216
Additional paid-in capital	539,398	538,627
Accumulated Other Comprehensive Income/(loss)	(6,703)	(2,428)
Accumulated deficit	(481,359)	(469,463)
Total shareholders’ equity	51,554	66,951
Equity of the non-controlling interest	2,093	2,412
Total equity	53,647	69,363
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$508,058	$522,647

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

 (In thousands, except share and per share data)

	For the Three-Month Periods Ended
	Apr 30,	May 1,
	2022	2021
Net sales	$154,544	$113,203
Cost of sales	93,207	67,196
Gross profit	61,337	46,007
Margin %	39.7%	40.6%
Operating expense:
Distribution and selling	43,149	34,247
General and administrative	13,650	6,436
Depreciation and amortization	10,893	7,375
Restructuring costs	157	-
Total operating expense	67,850	48,058
Operating loss	(6,513)	(2,051)

Other income (expense):
Interest income and other	168	1
Interest expense	(5,854)	(1,313)
Total other expense	(5,686)	(1,312)

Loss before income taxes	(12,199)	(3,363)

Income tax (provision) benefit	(16)	(15)

Net loss	(12,215)	(3,378)

Less: Net loss attributable to non-controlling interest	(319)	(150)

Net loss attributable to shareholders	$(11,896)	$(3,228)

Net loss per common share	$(0.55)	$(0.21)

Net loss per common share---assuming dilution	$(0.55)	$(0.21)

Weighted average number of common shares outstanding:
Basic	21,742,286	15,620,995
Diluted	21,742,286	15,620,995

IMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	For the Three-Month Period Ended April 30, 2022
			Media
		Consumer	Commerce
	Entertainment	Brands	Services	Consolidated
Net Loss				$(11,896)
Adjustments:
Depreciation and Amortization				11,731
Interest, net				4,369
Interest, Broadcast Rights Liability				1,317
Tax				16
EBITDA (as defined)	$2,111	$2,402	$1,024	$5,537

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$2,111	$2,402	$1,024	$5,537
Adjustments:
Transaction, Settlement and Integration costs, net (a)	1,500	100	909	2,509
Non-Cash Share-Based Compensation	985	-	-	985
Restructuring Costs	157	-	-	157
Adjusted EBITDA	$4,753	$2,502	$1,933	$9,188

	For the Three-Month Period Ended May 1, 2021
			Media
		Consumer	Commerce
	Entertainment	Brands	Services	Consolidated
Net Loss				$(3,228)
Adjustments:
Depreciation and Amortization				8,317
Interest, net				810
Interest, Broadcast Rights Liability				502
Tax				15
EBITDA (as defined)	$6,456	$(234)	$194	$6,416

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$6,456	$(234)	$194	$6,416
Adjustments:
Transaction, Settlement and Integration costs, net (a)	701	-	-	701
Non-Cash Share-Based Compensation	678	-	-	678
One-time Customer Concessions	341	-	-	341
Adjusted EBITDA	$8,176	$(234)	$194	$8,136

(a)	Transaction, settlement and integration costs for the three-month period ended April 30, 2022, includes transaction and integration costs related to our Christopher & Banks, Synacor and 1-2-3.tv transactions. For the three-month period ended May 1, 2021, includes transaction and integration costs related to the TheCloseOut.com and Christopher & Banks transactions.

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; one-time customer concessions; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included “adjusted EBITDA” in order to adequately assess the operating performance of its segments and in order to maintain comparability to analyst coverage and financial guidance, when given. Management believes that adjusted EBITDA allows investors to make a meaningful comparison between its business operating results over different periods of time and with those of other similar companies. In addition, management uses adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and adjusted EBITDA are both non-GAAP financial measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be construed as measures of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. A reconciliation of the comparable GAAP measure, net income (loss) to adjusted EBITDA is included in this release.

Cautionary Statement Concerning Forward-Looking Statements

This document may contain certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding future revenue and adjusted EBITDA are forward-looking. The Company often uses words such as anticipates, believes, estimates, expects, seeks, predicts, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; the Company’s ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; logistics costs including the price of gasoline and transportation; and the risks described from time to time in the Company’s reports filed with the SEC, including, but not limited to, the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.